EXHIBIT 25.1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------

                                    FORM T-1

                   STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                    CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              --------------------

                              LASALLE NATIONAL BANK
               (Exact name of trustee as specified in its charter)
                                   36-1521370
                      (I.R.S. Employer Identification No.)

                  135 South LaSalle Street, Suite 1625 Chicago,
                 Illinois 60674 (Address, including zip code, of
                          principal executive offices)
                              --------------------

                               Mr. Robert K. Quinn
                    Senior Vice President and General Counsel
                            Telephone: (312) 443-2010
                            135 South LaSalle Street
                             Chicago, Illinois 60603
            (Name, address and telephone number of agent for service)

                              --------------------

                                IMH ASSETS CORP.
               (Exact name of obligor as specified in its charter)

                  DELAWARE                              33-0705301
         (State or other jurisdiction of                (I.R.S. Employer
         incorporation or organization)                 Identification No.)

                                IMH Assets Corp.
                          20371 Irvine Ave., Suite 200
                       Santa Ana Heights, California 92707
   (Address, including zip code, of registrant's Principal Executive Offices)
                              --------------------

            IMPAC CMB TRUST 1999-1 COLLATERALIZED ASSET-BACKED BONDS
                       (Title of the indenture securities)

ITEM 1.        GENERAL INFORMATION

               Furnish the following information as to the trustee:

               (a) Name and address of each examining or supervising authority to which it is subject.

                           1.       Comptroller of the Currency, Washington D.C.

                           2. Federal Deposit Insurance Corporation, Washington, D.C.

                           3. The Board of Governors of the Federal Reserve Systems, Washington, D.C.

               (b)  Whether it is authorized to exercise corporate trust powers.

                                    Yes.

ITEM 2.        AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS.

               If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

               Neither the obligor nor any underwriter for the obligor is an affiliate of the trustee.

ITEM 3.        VOTING SECURITIES OF THE TRUSTEE.

               Furnish the following information as to each class of voting securities of the trustee:

                                 Not applicable

ITEM 4.        TRUSTEESHIPS UNDER OTHER INDENTURES.

               If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

               (a) Title of the securities outstanding under each other indenture.

                                 Not applicable

               (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

                                    Not applicable

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.

                  If the trustee or any of the directors or executive officers of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

                                    Not applicable

ITEM 6.           VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
                  OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

                                    Not applicable

ITEM 7.           VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR
                  THEIR OFFICIALS.

                  Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner, and executive officer of each such underwriter.

                                    Not applicable

ITEM 8.           SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

                  Furnish the following information as to securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee:

                                    Not applicable

ITEM 9.           SECURITIES OF THE UNDERWRITER OWNED OR HELD BY THE TRUSTEE.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

                                    Not applicable

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10 percent or more of the voting securities of the obligor or (2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

                                    Not applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

                  If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50 percent or more of the voting securities of the obligor, furnish the following information as to each class of securities of such person any of which are so owned or held by the trustee.

                                    Not applicable

ITEM 12.          INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

                  If the obligor is indebted to the trustee, furnish the following information.

                                    Not applicable

ITEM 13.          DEFAULTS BY THE OBLIGOR.

                  a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

                                    Not applicable

                  b) If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.

                                    Not applicable

ITEM 14.          AFFILIATIONS WITH THE UNDERWRITERS.

                  If any underwriter is an affiliate of the trustee, describe each such affiliation.

                                    Not applicable

ITEM 15.          FOREIGN TRUSTEE.

                  Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified.

                                    Not applicable

ITEM 16.          LIST OF EXHIBITS.

                  List below all exhibits filed as part of this statement of eligibility and qualification.


                    7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                                    SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, LaSalle National Bank, a corporation organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, State of Illinois, on the 15th day of April 1999.

                                        LaSalle National Bank



                                        By: /s/  Cynthia Reis
                                           ---------------------
                                                 Cynthia Reis
                                                 Vice President

                                    EXHIBIT 7

                          Latest Report of Condition of
                          Trustee published pursuant to
                          law or the requirement of its
                        surviving or examining authority.

LaSalle National Bank                    Call Date:    12/31/96      ST-BK: 17-1520     FFIEC     031
135 South LaSalle Street                                                                Page    RC-1
Chicago, IL  60603                       Vendor ID: D                CERT:  15407       11

Transit Number:  71000505

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL AND
STATE-CHARTERED SAVINGS BANKS FOR DECEMBER 31, 1998

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

SCHEDULE RC - BALANCE SHEET

                                                                                      Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
     1.Cash and balances due from depository institutions (from Schedule RC-A):
       a. Noninterest-bearing balances and currency and coin (1)
       b. Interest-bearing balances (2)
     2.Securities:
       a. Held-to-maturity securities (from Schedule RC-B, column A)
       b. Available-for-sale securities (from Schedule RC-B, column D)
     3.Federal funds sold and securities purchased under agreements to resell
     4.Loans and lease financing receivables:
                     a. Loans and leases, net of unearned income                             RCFD
                                                                                             ----
       (from Schedule RC-C)                                                                  2122               14,898,866
                     b. LESS: Allowance for loan and lease losses                            3123                  276,455
                     c. LESS: Allocated transfer risk reserve                                3128                        0
                     d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)
     5.Trading assets (from Schedule RC-D)
     6.Premises and fixed assets (including capitalized leases)
     7.Other real estate owned (from Schedule RC-M)
     8.Investments in unconsolidated subsidiaries and associated companies (from
        Schedule RC-M)
     9.Customers' liability to this bank on acceptances outstanding
    10.Intangible assets (from Schedule RC-M)
    11.Other assets (from Schedule RC-F)
    12.Total assets (sum of items 1 through 11)




                                                                                      Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
ASSETS
     1.Cash and balances due from depository institutions (from Schedule RC-A):        RCFD
                     a. Noninterest-bearing balances and currency and coin (1)         0081          966,803    1.a
                     b. Interest-bearing balances (2)                                  0071            3,418    1.b
     2.    Securities:
                     a. Held-to-maturity securities (from Schedule RC-B, column A)     1754          678,615    2.a
                     b. Available-for-sale securities (from Schedule RC-B, column D)   1773        5,143,518    2.b
     3.Federal funds sold and securities purchased under agreements to resell          1350          167,550    3.
     4.Loans and lease financing receivables:
                     a. Loans and leases, net of unearned income
       (from Schedule RC-C)                                                                                     4.a
                     b. LESS: Allowance for loan and lease losses                                               4.b
                     c. LESS: Allocated transfer risk reserve                                                   4.c
                     d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c)                             2125       14,622,411    4.d
     5.Trading assets (from Schedule RC-D)                                             3545          178,130    5.
     6.Premises and fixed assets (including capitalized leases)                        2145          114,902    6.
     7.Other real estate owned (from Schedule RC-M)                                    2150            1,733    7.
     8.Investments in unconsolidated subsidiaries and associated companies (from
        Schedule RC-M)                                                                 2130                0    8.
     9.Customers' liability to this bank on acceptances outstanding                    2155            8,932    9.
    10.Intangible assets (from Schedule RC-M)                                          2143           18,383    10.
    11.Other assets (from Schedule RC-F)                                               2160          541,002    11.
    12.Total assets (sum of items 1 through 11)                                        2170       22,445,397    12.    22,445,397


-----------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

LaSalle National Bank                    Call Date:    12/31/98      ST-BK: 17-1520          FFIEC             031
135 South LaSalle Street                                                                     Page           RC-  2
Chicago, IL  60603                       Vendor ID: D                CERT:  15407            12

Transit Number:  71000505

SCHEDULE RC - CONTINUED
                                                                                            Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
    13.  Deposits:
         a. In domestic offices (sum of totals of                                                                          RCON
            columns A and C from Schedule RC-E, part I)                                                                    ----
                                                                                                                           2200
                                                                                     RCON
                                                                                     ----
            (1) Noninterest-bearing (1)                                              6631                2,713,224
            (2) Interest-bearing                                                     6636                7,654,864

         b. In foreign offices, Edge and Agreement subsidiaries, and                                                       RCFN
            IBFs (from Schedule RC-E, part II)                                                                             2200
                                                                                     RCFN
                                                                                     ----
            (1) Noninterest-bearing                                                  6631                        0
            (2) Interest-bearing                                                     6636                2,416,052
                                                                                                                           RCFD
                                                                                                                           ----
    14.Federal funds purchased and securities sold under agreements to repurchase                                          2800
                                                                                                                           RCON
                                                                                                                           ----
    15. a. Demand notes issued to the U.S. Treasury                                                                        2840
                                                                                                                           RCFD
                                                                                                                           ----
        b. Trading liabilities (from Schedule RC-D)                                                                        3548
    16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
        a. With a remaining maturity of one year or less                                                                   2332
        b. With a remaining maturity of more than one year through three years                                             A547
        c. With a remaining maturity of more than three years                                                              A548
    17. Not applicable.
    18.Bank's liability on acceptances executed and outstanding                                                            2920
    19.Subordinated notes and debentures (2)                                                                               3200
    20.Other liabilities (from Schedule RC-G)                                                                              2930
    21.Total liabilities (sum of items 13 through 20)                                                                      2948
    22. Not applicable.

EQUITY CAPITAL
                                                                                                                           RCFD
                                                                                                                           ----
    23.Perpetual preferred stock and related surplus                                                                       3838
    24.Common stock                                                                                                        3230
    25.Surplus (exclude all surplus related to preferred stock)                                                            3839
    26. a. Undivided profits and capital reserves                                                                          3632
        b. Net unrealized holding gains (losses) on available-for-sale securities                                          8434
    27.Cumulative foreign currency translation adjustments                                                                 3284
    28.Total equity capital (sum of items 23 through 27)                                                                   3210
    29.Total liabilities and equity capital (sum of items 21 and 28)                                                       3300

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
     1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
       performed for the bank by independent                                                                               RCFD
       external auditors as of any date during 1997                                                                        ----
                                                                                                                           6724







                                                                                                       Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
LIABILITIES
    13.  Deposits:
         a. In domestic offices (sum of totals of
            columns A and C from Schedule RC-E, part I)
                                                                                        10,368,088    13.a


            (1) Noninterest-bearing (1)                                                               13.a.1
            (2) Interest-bearing                                                                      13.a.2            10,368,088

         b. In foreign offices, Edge and Agreement subsidiaries, and
            IBFs (from Schedule RC-E, part II)                                           2,416,052    13.b


            (1) Noninterest-bearing                                                                   13.b.1
            (2) Interest-bearing                                                                      13.b.2


    14.Federal funds purchased and securities sold under agreements to repurchase        4,004,307    14.


    15. a. Demand notes issued to the U.S. Treasury                                        221,884    15.a


        b. Trading liabilities (from Schedule RC-D)                                         75,907    15.b
    16.Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
        a. With a remaining maturity of one year or less                                 2,870,718    16.a
        b. With a remaining maturity of more than one year through three years              11,399    16.b
        c. With a remaining maturity of more than three years                               43,800    16.c
    17. Not applicable.
    18.Bank's liability on acceptances executed and outstanding                              8,932    18.
    19.Subordinated notes and debentures (2)                                               541,000    19.
    20.Other liabilities (from Schedule RC-G)                                              503,865    20.
    21.Total liabilities (sum of items 13 through 20)                                   21,065,952    21.              21,065,952
    22. Not applicable.

EQUITY CAPITAL


    23.Perpetual preferred stock and related surplus                                             0    23.
    24.Common stock                                                                         26,911    24.
    25.Surplus (exclude all surplus related to preferred stock)                            351,756    25.
    26. a. Undivided profits and capital reserves                                          976,355    26.a
        b. Net unrealized holding gains (losses) on available-for-sale securities           24,423    26.b
    27.Cumulative foreign currency translation adjustments                                       0    27.
    28.Total equity capital (sum of items 23 through 27)                                 1,379,445    28.              1,379,445
    29.Total liabilities and equity capital (sum of items 21 and 28)                    22,445,397    29.

MEMORANDUM
TO BE REPORTED ONLY WITH THE MARCH REPORT OF CONDITION.
     1.Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work
       performed for the bank by independent                                         Number
       external auditors as of any date during 1997                                  ------
                                                                                      N/A             M.1





1 =   Independent audit of the bank conducted in accordance             4 = Directors' examination of the bank performed by other
      with generally accepted auditing standards by a certified             external auditors (may be required by state chartering
      public accounting firm which submits a report on the bank             authority)
2 =   Independent audit of the bank's parent holding company            5 = Review of the bank's financial statements by external
      conducted in accordance with generally accepted auditing              auditors
      standards by a certified public accounting firm which             6 = Compilation of the bank's financial statements by
      submits a report on the consolidated holding company (but             external auditors
      not on the bank separately)                                       7 = Other audit procedures (excluding tax preparation work)
3 =   Directors' examination of the bank conducted in accordance        8 = No external audit work
      with generally accepted auditing standards by a certified
      public accounting firm (may be required by state charter-
      ing authority)

-----------------------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.